AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1999
                                                     REGISTRATION NO. 333-70579

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ---------------

                                AMENDMENT NO. 2
                                       TO



                                   FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              CREE RESEARCH, INC.
            (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                            56-1572719
    (State or other jurisdiction        (I.R.S. Employer Identification No.)
        of incorporation or
           organization)

                              4600 SILICON DRIVE
                         DURHAM, NORTH CAROLINA 27703
                                (919) 313-5300
          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                F. NEAL HUNTER
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              CREE RESEARCH, INC.
                              4600 SILICON DRIVE
                         DURHAM, NORTH CAROLINA 27703
                                (919) 313-5300
(Name, address, including zip code and telephone number, including area code, of agent for service)


                                ---------------
                                  COPIES TO:

             GERALD F. ROACH, ESQ.                PHILIP P. ROSSETTI, ESQ.
               AMY J. MEYERS, ESQ.                   HALE AND DORR LLP
           SMITH, ANDERSON, BLOUNT,                   60 STATE STREET
   DORSETT, MITCHELL & JERNIGAN, L.L.P.         BOSTON, MASSACHUSETTS 02109
        2500 FIRST UNION CAPITOL CENTER                (617) 526-6000
         RALEIGH, NORTH CAROLINA 27601
              (919) 821-1220

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses of the Company payable in connection with the issuance and distribution of the Common Stock being registered hereby, excluding underwriting discounts and commission. All expenses of the offering will be borne by the Company. All amounts shown are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq fee:


       SEC Registration Fee ...................................    $ 17,431
       NASD Filing Fee ........................................       6,770
       Nasdaq Fee .............................................      17,500
       Printing and Engraving Expenses ........................     125,000
       Legal Fees and Expenses ................................     250,000
       Accounting Fees ........................................     175,000
       Blue Sky Expenses ......................................      10,000
       Transfer Agent and Registrar Fees and Expenses .........       5,000
       Miscellaneous Expenses .................................      43,299
                                                                   --------
          Total ...............................................    $650,000
                                                                   ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.


In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Company's bylaws provide for indemnification to the fullest extent permitted under the North Carolina Business Corporation Act. Accordingly, the Company may indemnify its directors, officers and employees in accordance with either the statutory or the non-statutory standard.

Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. The Company's directors and officers are currently covered under directors' and officers' insurance policies maintained by the Company.

As permitted by North Carolina law, Article VII of the Company's Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director provided that such limitation will not apply to (i) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the best interests of the Company, (ii) any liability for unlawful distributions under N.C. Gen. Stat.
Section 55-8-33, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision became effective.

Section 7 of the Underwriting Agreement to be filed as Exhibit 1.01 hereto also contains certain provisions pursuant to which certain officers, directors and controlling persons of the Company may be entitled to be indemnified by the underwriters named therein.


ITEM 16. EXHIBITS

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.




     EXHIBIT
      NUMBER        DESCRIPTION OF EXHIBIT
-----------------   -------------------------------------------------------------------------
    1.01            Form of Underwriting Agreement
    4.01(1)         Specimen Common Stock Certificate
    4.02*           Amended and Restated Articles of Incorporation
    4.03*           Amended and Restated Bylaws
    5.01*           Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
   23.01*           Consent of PricewaterhouseCoopers LLP
   23.02*           Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
   24.01*           Powers of Attorney
   27.01*           Financial Data Schedule



-------------------

(1) Exhibit 4.2 to the Company's Registration Statement on Form SB-2, File No. 33-55998, declared effective by the Securities and Exchange Commission on Febuary 8, 1993, and incorporated herein by reference.


*    Previously filed.





ITEM 17. UNDERTAKINGS

1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3. The undersigned Registrant hereby undertakes that: (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on February 8, 1999.

                                        CREE RESEARCH, INC.

                                        BY: /s/  F. NEAL HUNTER
                                           ------------------------------------
                                                    F. NEAL HUNTER
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on February 8, 1999 in the capacities indicated.




                 SIGNATURE                                     TITLE
-------------------------------------------   --------------------------------------
    /s/        F. NEAL HUNTER                 Chairman and Chief Executive Officer
    --------------------------------------
    F. NEAL HUNTER

    /s/      CYNTHIA B. MERRELL               Chief Financial Officer and Treasurer
    --------------------------------------      (Chief Accounting and Financial
    CYNTHIA B. MERRELL                          Officer)


                     *                        Director
    --------------------------------------
    CALVIN H. CARTER, JR., PH.D.

                     *                        Director
    --------------------------------------
    JAMES E. DYKES

                     *                        Director
    --------------------------------------
    MICHAEL W. HALEY

                     *                        Director
    --------------------------------------
    WALTER L. ROBB, PH.D.

                     *                        Director
    --------------------------------------
    DOLPH W. VON ARX

                     *                        Director
    --------------------------------------
    JOHN W. PALMOUR, PH.D.

    * By: /s/  F. NEAL HUNTER                 * By: /s/  CYNTHIA B. MERRELL
        ---------------------------------     ------------------------
        F. NEAL HUNTER AS ATTORNEY-IN-FACT    CYNTHIA B. MERRELL AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX



     EXHIBIT
      NUMBER                                  DESCRIPTION OF EXHIBIT
-----------------   -------------------------------------------------------------------------
    1.01            Form of Underwriting Agreement
    4.01(1)         Specimen Common Stock Certificate
    4.02*           Amended and Restated Articles of Incorporation
    4.03*           Amended and Restated Bylaws
    5.01*           Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
   23.01*           Consent of PricewaterhouseCoopers LLP
   23.02*           Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
   24.01*           Powers of Attorney
   27.01*           Financial Data Schedule


-----------------

(1) Exhibit 4.2 to the Company's Registration Statement on Form SB-2, File No. 33-55998, as declared effective by the Securities and Exchange Commission on Febuary 8, 1993, and incorporated herein by reference.

   * Previously filed